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                                                                    EXHIBIT 99.2

                               INVESTOR ORDER FORM
                         (PLACE IN THE PREPAID ENVELOPE)
  IF YOU NEED ASSISTANCE IN COMPLETING THE ORDER FORM, JUST CALL 1-888-586-6837

         Investor: Please indicate your investment order below. Fill in all terms and amounts.

Enclosed is my check for the purchase of a Levitt Corporation Investment Note(s) ($10,000 minimum per note).

The total of my Investment Note purchase is $_____________ ($10,000 minimum, $1,000 increments thereafter).

Please check one (and only one) of the following desired maturities:
         [ ] 24-month         [ ] 36-month         [ ] 48-month

Please check one (and only one) of the following desired interest payment options:

[ ] Monthly    [ ] Quarterly    [ ] Semiannually    [ ] Annually    [ ] At Maturity

      INVESTOR: PLEASE PRINT ALL INFORMATION BELOW TO COMPLETE YOUR ORDER.

REGISTRATION INFORMATION:

  Registered Owner: ______________________________   SSN/EIN: __________________

  Telephone Number: (___) ________________________   Date of Birth: ____________

  Street Address: ______________________________________________________________

  City: ___________________      State: ________________       Zip: ____________

  Email address: _______________________________________

  Second Joint Owner (if applicable): ____________   SSN: ______________________

  Beneficiary Name: ______________________________   Beneficiary SSN: __________

  Custodian's Name (only one allowed by law): __________________________________

  Minor's Name:___________________________________   Minor's SSN: ______________
  (under the Uniform Gifts to Minors Act)

SIGNATURE VERIFICATION

Under penalties of perjury, I certify that:

1.       The social security number on this form is correct.

2. I have received the prospectus and understand that Levitt Corporation Investment Notes are not bank savings or deposit accounts, are not insured by the U.S. Government or any instrumentality thereof and are not guaranteed by BankAtlantic Bancorp, Inc. or any other entity.

3. I am not subject to backup withholding, either because I have not been notified by the Internal Revenue Service (IRS), that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding. Only cross out subpart (3) if you are subject to backup withholdings.

4.       I am a bona fide resident of the state listed above.

Signature of Registered Owner: _________________________   Date: _______________

Joint Signature (if applicable): _______________________   Date: _______________

PAYMENT INSTRUCTIONS:

         Make your check payable to:       Levitt Corporation
                                           P. O. Box 5403
                                           Ft. Lauderdale, FL 33310-5403

      If you would prefer to wire or electronically transfer funds, please call 1-888-58-NOTES (1-888-586-6837) for instructions.